UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 3, 2019

PACIFIC GREEN TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54756	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5205 Prospect Road, Suite 135-226, San Jose, CA	95129
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(408) 538-3373

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	PGTK	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Items

Previously, in a Form 8-K filed with the Securities and Exchange Commission on December 3, 2018, Pacific Green Technologies Inc. (the “Company”) announced its entry into agreements pursuant to which it has supplied ENVI-MARINE™ Exhaust Gas Scrubbing Systems during 2019 and 2020 for 28 vessels owned or managed by Scorpio Tankers Inc. The Company also granted options to supply up to 28 additional systems to Scorpio Tankers Inc. during 2020.

Effective 26 June 2019, pursuant to a framework agreement dated 30 November 2018 (as amended by Addendum No. 1 dated 15 May 2019, together the “Framework Agreement”), between the Company’s wholly owned subsidiary, Pacific Green Marine Technologies Inc., and Scorpio Tankers Inc., the Company announces that Scorpio Tankers has exercised options to install the ENVI-Marine™ system on an additional fourteen (14) vessels that Scorpio Tankers owns or manages. The pricing of the system for the vessels is currently being calculated in accordance with gas flow volumes under the terms of the Framework Agreement. Sale and purchase agreements are being prepared and the Company will make a further announcement when these have been executed together with contract pricing details.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC GREEN TECHNOLOGIES INC.

/s/ Neil Carmichael
Neil Carmichael
President and Director
Date:	July 3, 2019

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